FIRST AMENDMENT
                               TO
                   REVOLVING CREDIT AGREEMENT

          FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT ("First
Amendment"), dated as of November 28, 1997 between ENVIRONMENTAL
TECTONICS CORPORATION, a Pennsylvania corporation (the
"Borrower") and FIRST UNION NATIONAL BANK, a national banking association (the "Bank").

                        W I T N E S E T H

          WHEREAS, the Borrower and the Bank are parties to a Revolving Credit Agreement dated as of March 27, 1997 (the Agreement") pursuant to which the Bank agreed to make available to the Borrower certain loans upon the terms and conditions specified in the Agreement;

          WHEREAS, the parties wish to amend certain terms and conditions of the Agreement, as hereinafter set forth.

          NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to amend the Agreement as herein stated.

          1.   Effect of Prior Agreements.

          This First Amendment is intended to amend the Agreement, as it has been in effect to the date hereof and as it shall be amended on and after the date hereof. All capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Agreement unless herein provided to the contrary.

          2.   Amendments.

               (a)  The following definitions contained in
Article I of the Agreement are hereby amended and restated in their entirety to read as follows:

               "Letter of Credit Fee Reduction" shall
               mean a reduction in the standby letter
               of credit fee otherwise charged by the
               Bank to the Borrower pursuant to Section
               2.1(b)-(2) of this Agreement. The Letter of Credit Fee Reduction shall equal one-quarter of one percent (0.25%) if the Borrower's Leverage Ratio is greater than 0.75 and less than 1.00. The Letter of Credit Fee Reduction shall equal sixty-five one hundredths of one percent
               (0.65%) if the Borrower's Leverage Ratio is less then or equal to 0.75.

               "LIBOR" shall mean the rate per annum
               (rounded upwards, if necessary, to the
               nearest 1/100 of 1%) determined by the
               Bank pursuant to the following formula:

                            London InterBank Offered Rate
                    LIBOR =     1 - Reserve Percentage

               For purposes of this Agreement, the term
               "London InterBank Offered Rate" shall
               mean, for any Interest Period, as
               applied to any Adjusted LIBO Rate Loan,
               the rate per annum determined by the
               Bank (which determination shall be
               conclusive) as the rate at approximately
               11:00 a.m. London time (or as soon
               thereafter as practicable) two
               Eurodollar Business Days prior to the
               first day of such Interest Period at
               which leading banks in the London
               InterBank Market offer deposits of U.S.
               Dollars for a period and in an amount
               comparable to the Interest Period and
               principal amount of such Adjusted LIBO
               Rate Loan which rates appear on the
               Reuters Screen LIBO Page, provided that
               (i) if more than one such offered rate
               appears on the Reuters Screen LIBO Page, the "London Interbank offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher
               1/100th of 1%) of such offered rates;
               (ii) if no such offered rates appear on
               such page, the "London Interbank Offered
               Rate" for such Interest Period will be
               as determined by the Bank from another
               recognized source of interbank
               quotation.

               (b)  Article I of the Agreement is hereby
supplemented by adding the following definitions thereto in the Appropriate alphabetical order;

               "Reserve Percentage" shall mean, for any Adjusted LIBO Rate Loan for any Interest
               Period therefor, the daily average of
               the stated maximum rate (expressed as a
               decimal) at which reserves (including,
               without limitation, any basic,
               supplemental, marginal or emergency
               reserves) are required to be maintained
               during such Interest Period against
               Eurocurrency Liabilities (as that term
               is defined in Regulation D of the
               Federal Reserve Board), as prescribed by the Federal Reserve Board (or any successor or any other banking authority to which the Bank is subject, including any board or governmental or administrative agency of the United
               States or any other jurisdiction to
               which the Bank is subject).  The
               Adjusted LIBO Rate shall be adjusted on
               and as of the effective day of any
               change in the Reserve Percentage
               applicable to it.

               "Spot Rate of Exchange" shall mean on a
               particular day the Bank's spot rate of
               exchange for the purchase of Sterling in the London Foreign Exchange Market with
               US Dollars at or about 10:00 a.m. London time on such day. In the event no such spot rate of exchange is available, such spot rate shall be determined by the Bank, in conjunction with the Borrower, by mutual agreement of the Bank and the Borrower.

               "Sterling" and "L" shall mean the lawful currency of the United Kingdom.

               "US Dollar or $" shall mean the lawful
               currency of the United States of
               America;

               "US Dollar Amount" shall mean on any
               particular day the principal amount in
               US Dollars which is outstanding under
               the Revolving Credit Facility determined by converting into US Dollars that part of the principal balance of the Revolving Credit Facility that was advanced in Sterling at the Spot Rate of Exchange on the date of determination and adding to such amount the principal balance of the Revolving Credit Facility advanced in US Dollars.

               (c) Section 2.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

               At any time and from time to time during the period commencing on the Closing
               Date and ending on the Termination Date, upon the request of the Borrower, the Bank shall provide to the Borrower a loan or loans which shall be used by the Borrower for working capital and/or repayment of indebtedness existing at the time of the Closing (the "Line of Credit"). Such loans shall be made in U.S. Dollars or, subject to
               Section 2.1(f), in Sterling.  Subject to
               Section 2.2(b)(2), any loan request by
               the Borrower shall be in a minimum
               amount of $100,000.00. To the extent a
               loan request exceeds $100,000.00, such
               excess shall be in multiples of
               $100,000.00.  The Borrower may use the
               Line of Credit during the period
               referred to in the preceding sentence by borrowing, repaying and reborrowing in accordance with the terms of this Agreement. On and before May 31, 1998, the aggregate outstanding principal under the Line of Credit (calculated in U.S. Dollars) at any time shall not exceed $9,000,000.00. After May 31,
               1998, the aggregate outstanding
               principal under the Line of Credit
               (calculated in U.S. Dollars) at any time shall not exceed $8,000,000. If, at any time, the aggregate outstanding principal under the Line of Credit
               (calculated in U.S. Dollars) exceeds:
               (i) on or before May 31, 1998,
               $9,000,000.00 or (ii) after May 31,
               1998, $8,000,000.00, then, without any
               requirement of demand or notice from the Bank, the Borrower shall immediately pay to the Bank the amount of such excess.
               Upon the Termination Date, unless the
               same has been extended by written
               agreement between the Bank and the
               Borrower (which the Bank shall provide,
               if at all, no later than forty-five (45) days prior to the Termination Date), the Bank's commitment to make Line of Credit
               Loans shall terminate, all Line of
               Credit Loans shall immediately mature
               and all Obligations under the Revolving
               Credit Facility shall be immediately due and payable in full in US Dollars.

               (d) The first two sentences of Section 2.1(b) of the Agreement are is hereby amended and restated in its entirety to read as follows:

               In addition to making loans to the
               Borrower under the Line of Credit as
               provided in Section 2.1(a) hereof, the
               Bank shall, upon the request of the
               Borrower and subject to the terms of
               this Agreement, also issue one or more
               trade or standby letters of credit
               ("Letters of Credit") for the account of the Borrower to support trade obligations of the Borrower or to benefit customers of the Borrower that have advanced funds to the Borrower or have executed maintenance contracts with the Borrower. The cumulative face amount of all outstanding Letters of Credit, together with the Chase Letters of Credit, shall at no time exceed
               $5,000,000; provided, further, that the
               cumulative face amount of all
               outstanding trade Letters of Credit
               shall at no time exceed $2,500,000.

               (e) Section 2.1(b)(2) of the Agreement is hereby amended and restated to read in its entirety as follows:

               Issuance of Letters of Credit.  Subject
               to the provisions of Section 2.1(b)(1),
               the Bank shall issue Letters of Credit
               for the account of the Borrower,
               provided that the Borrower (i) provides
               a written request for each such Letter
               of Credit specifying the terms thereof,
               including, without limitation, the
               amount and the name and address of the
               beneficiary of such Letter of Credit;
               (ii) executes and delivers to the Bank
               an application for each such Letter of
               Credit pursuant to the form provided for such purpose by the Bank; and
               (iii) executes and delivers to the Bank
               such other documents and instruments
               which the Bank, in its sole and absolute discretion, deems reasonable and necessary. The Borrower shall pay to the Bank on the date of issuance of each standby Letter of Credit hereunder a fee equal to the face amount of the Letter of Credit multiplied by 1.5% less the Letter of Credit Fee Reduction, if any.
               The Borrower shall pay to the Bank all
               fees customarily charged by the Bank at
               the time of issuance of any trade
               Letters of Credit.  The foregoing fees
               may be deducted by the Bank from the
               Borrower's accounts maintained at the
               Bank as such fees are incurred.  The
               determination of whether the Borrower is entitled to a Letter of Credit Fee
               Reduction with respect to a standby
               Letter of Credit shall be made in
               connection with the Borrower's delivery
               of the certificate required to be
               delivered by the Borrower to the Bank
               pursuant to Section 6.2 of this
               Agreement.  Letter of Credit Fee
               Reductions for future standby Letters of Credit will become effective upon the first Business Day of the fiscal quarter following the Bank's receipt of the above-described certificate.

               (f) Section 2.1 of the Agreement is supplemented by adding the following Section 2.1(f)

               2.1(f)  Currency Provisions.  All
               requests for Loans shall be accompanied
               by a request from the Borrower
               requesting the Loan as to the type of
               currency that is desired with respect to such Loan. Advances under the Revolving
               Credit Facility will be available only
               in US Dollars or in Sterling, provided
               however, that:  (i) each Loan shall be
               made in only one currency; (ii) the Bank shall perform the notional conversion into US Dollars of any Sterling requested and (iii) total Sterling borrowings shall at no time exceed
               $1,000,000 (notionally converted at the
               then existing Spot Rate of Exchange).
               Requests by the Borrower for Advances in Sterling shall be made to the Bank's
               London Branch at 3 Bishop's Gate,
               London, England EC2N3AB (telephone:
               44-171-621-1477; telecopy:
               44-171-929-4644).  Subject to
               Section 2.7 hereof, all amounts advanced under the Revolving Credit Facility and all of the other Obligations of the Borrower hereunder shall be paid in US
               Dollars.  Borrower's request that an
               advance under the Revolving Credit
               Facility be made in Sterling shall be
               honored by the Bank so long as there
               does not exist at the time of such
               Borrower's request any national or
               international financial, political or
               economic conditions or currency exchange rates or exchange controls, which in the sole and exclusive opinion of the Bank, make it impractical or impossible for the Bank to make such Loan in Sterling;
               in such event the Bank shall give the
               Borrower notice as promptly as possible
               to the effect that as a result of such
               event the Loan will not be made in
               Sterling, but, at the option of the
               Borrower, such Loan will be made
               available in US Dollars. Any conversion of Sterling into US Dollars that is required for purposes of calculating
               (i) the amounts outstanding under the
               Revolving Credit Facility in US Dollars
               or (ii) for any other reason, shall be
               performed by the Bank by its application of the Spot Rate of Exchange on the date of such calculation; provided, however, that on the last Business Day of each month, the Bank shall calculate the amounts outstanding under the Revolving
               Credit Facility by notionally converting
               Sterling borrowings by using a Spot Rate of Exchange equal to the then existing
               Spot Rate of Exchange multiplied by
               1.10. To the extent that such
               calculation causes the Borrower not to
               be in compliance with Section 2.1(a) or
               (f) hereof, the Borrower shall
               immediately pay to the Bank the amount
               of such excess.

               (g) Section 2.2(b)(1) of the Agreement is hereby amended and restated in its entirety to read as follows:

               The Borrower may ask the Bank for
               indications of LIBOR for specified Line
               of Credit Loans and Interest Periods, as applicable, at any time. If the Borrower anticipates that it may elect the Adjusted LIBO Rate to be applicable to a Line of Credit Loan, the Borrower shall request an indication of LIBOR prior to 11:00 a.m. (Philadelphia time) at least two Eurodollar Business Days prior to the commencement of the applicable Interest Period, and if the Borrower desires to elect the Adjusted
               LIBO Rate for such Interest Period, the
               Borrower must accept such indication of
               LIBOR by notice to the Bank in writing
               or by telephone (confirmed promptly in
               writing) prior to 11:00 a.m.
               (Philadelphia time) on the date of
               acceptance, which shall be at least two
               Eurodollar Business Days prior to the
               commencement of the Interest Period
               selected by the Borrower.  If the
               Borrower does not provide the applicable notice of election of the Adjusted LIBO
               Rate, then the Borrower shall be deemed
               to have requested that the Adjusted Base
               Rate apply to any Line of Credit Loan
               which is subject to any expiring
               Interest Period and to any new Line of
               Credit Loan, as the case may be, until
               the Borrower shall have given
               appropriate notice of a requested change in or determination of the rate of interest in accordance with this
               Section 2.2. No acceptance of an
               indication of rate hereunder shall bind
               the Bank unless timely made.

               (h)  Section 2.7 of the Agreement is hereby
supplemented by adding the following paragraph at the end thereof:

               Notwithstanding the foregoing, to the extent the Borrower has received advances in Sterling in accordance with Section 2.1(f) of this Agreement, the Borrower may repay its obligations to the Bank in Sterling at the Bank's London Branch at 3 Bishop's Gate, London, England EC2N3AB (telephone:
               44-171-621-1477; telecopy:  44-171-929-4644).
               Upon the receipt by the Bank's London Branch of a Sterling repayment, the Bank shall notionally convert such payment into US Dollars by application of the then prevailing Spot Rate of Exchange.

               (i) Schedule 6.16 of the Agreement is hereby amended as follows:

                    (1)  Section "A" of Schedule 6.16 is amended
and restated in its entirety to read as follows:

               Current Ratio -- The Borrower shall have at the end of each fiscal quarter a Current Ratio of not less than 1.10 to 1.00.

                    (2)  The definition of "Current Assets" is
amended and restated in its entirety to read as follows:

               "Current Assets" shall mean, at any
               time, all assets which, in accordance
               with GAAP, should be classified as
               current assets of the Borrower,
               excluding, however, any and all accounts receivable related to that certain contract between the Borrower and
               CENTRIFUGE-BASED FLIGHT ENVIRONMENT
               TRAINER ("CFET") and any and all claims
               receivable.

                    (3)  The definition of "Current Liabilities
is amended and restated in its entirety to read as follows:

               "Current Liabilities" shall mean, at any time, all liabilities which, in accordance with GAAP should be classified as current liabilities of the Borrower, plus, if the Line of Credit
               Loans do not constitute current
               liabilities in accordance with GAAP, the Line of Credit Loans, plus the face amount of all issued Letters of Credit except those issued for advance payment guaranties.

          3. Conditions. To induce the Bank to enter into this First Amendment and to extend the Loans contemplated herein, the Borrower shall perform the following conditions to the Bank's satisfaction prior to the Bank's acting in reliance hereon:

               (a) The Borrower shall execute and deliver to the Bank this First Amendment and all other documents as the Bank may require;

               (b)  The Borrower shall deliver to the Bank
certified resolutions of the Board of Directors of the Borrower authorizing the execution of this First Amendment, all in such form as is acceptable to the Bank;

               (c) The Borrower shall deliver to the Bank an officer's certificate in form and substance satisfactory to the Bank; and

               (d)  The Borrower shall deliver all other
documents and certificates reasonably requested by the Bank.

          4. Representations and Warranties. The Borrower hereby represents and warrants that:

               (a) The representations and warranties contained in the Agreement and in each certificate, document or financial statement furnished by the Borrower in connection therewith or in connection with any other Loan Document, are true and correct on and as of the date hereof as though made on and as of the date hereof.

               (b) No Event of Default, and no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof, and no offsets or defenses exist against the Borrower's obligations under the Agreement or the documents delivered in connection therewith.

               (c)  This First Amendment have been duly
authorized, executed and delivered so as to constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, Moratorium or other similar laws affecting creditors, rights generally and general principles of equity.

               (d)  The execution, delivery and performance
of this First Amendment will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which the Borrower is a party or by which the Borrower or the Borrower's properties is bound, nor result in the creation of any lien, charge or encumbrance upon any assets of the Borrower except those liens permitted by or created under this First Amendment.

               (e) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by the Borrower of this First Amendment.

          5. Reaffirmation. The Borrower hereby affirms and reaffirms to the Bank all of the terms and conditions of the Agreement and the other Loan Documents, including, without limitation, the confession of judgment provision contained therein, and agrees to abide thereby until all of the Borrower's obligations to the Bank are satisfied and/or discharged in their entirety.

          6. Guarantors' Representations. Each Guarantor hereby represents and warrants that:

               (a) The representations and warranties which it made in its respective Guaranty Agreement are true and correct as of the date hereof.

               (b) This First Amendment has been duly authorized by all requisite action on behalf of each Guarantor and constitutes the legal, valid and binding obligations of each Guarantor enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

               (c) The execution, delivery and performance of this First Amendment will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which each Guarantor is a party or by which any Guarantor or any of such Guarantor's properties is bound.

          All of the above representations and warranties shall survive the making of this First Amendment.

          7.   Guarantors' Acknowledgments.  Each Guarantor:

               (a)  Hereby acknowledges and consents to the
provisions of this First Amendment and confirms and agrees that its obligations under its respective Guaranty Agreement shall be unimpaired hereby and that all terms and conditions of its respective Guaranty Agreement shall remain in full force and effect and unmodified hereby and are hereby ratified and confirmed.

               (b) Hereby acknowledges the continued existence, validity and enforceability of its respective Guaranty Agreement, agrees that the terms, conditions, representations and covenants of its respective Guaranty Agreement, including, without limitation, such Guarantor's consent to the Bank entering a judgment against it by confession, are binding upon it and certifies that there exists no defenses, offsets or counterclaims thereto as of the date hereof subject to limitation set forth therein.

          8.   Miscellaneous.

               (a)  All terms, conditions, provisions and
covenants in the Agreement, the Note, the Security Agreement and the Guaranty Agreements and all other Loan Documents delivered to the Bank in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby and are hereby ratified and confirmed.

               (b) This First Amendment shall be governed and construed according to the laws of the Commonwealth of Pennsylvania.

               (c)  This First Amendment shall inure to the
benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

               (d) This First Amendment may be executed in one or more counterparts, and by different parties on different Counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument, and in making proof of this First Amendment it shall be necessary only to produce one counterpart.

               (e) This First Amendment shall have effect as of its date.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

ATTEST:                       ENVIRONMENTAL TECTONICS CORPORATION


By:/s/ Ann M. Allen           By:/s/ Duane D. Deaner
Title:  Corporate Secretary   Title:  C.F.O.


                              FIRST UNION NATIONAL BANK


                              By:________________________________
                              Title:_____________________________


ATTEST:                       ENVIRONMENTAL TECTONICS CORPORATION
                              (EUROPE) LIMITED


By: /s/ Eugene A. Davis       By: /s/ Duane D. Deaner
Title:  Director              Title:  Director and Vice President


ATTEST:                       ETC INTERNATIONAL CORPORATION


By:/s/ Ann M. Allen           By:/s/ Duane D. Deaner
Title: Asst. Secretary        Title:  Vice President, C.F.O.

OFFICER'S CERTIFICATE

     The undersigned, Duane Deaner, the duly elected and authorized Chief Financial Officer of Environmental Tectonics Corporation, a Pennsylvania corporation (the "Company"), without personal liability, does hereby certify pursuant to Section 4 of that certain First Amendment dated November 28, 1997, to the Revolving Credit Agreement dated March 27, 1997, between the Company and First Union Bank as follows:

          (a) The representations and warranties contained in the Agreement and in each certificate, document or financial statement furnished by the Borrower in connection therewith or in connection with any other Loan Document, are true and correct on and as of the date hereof as though made on and as of the date hereof.

          (b) No Event of Default, and no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof, and no offsets or defenses exist against the Borrower's obligations under the Agreement or the documents delivered in connection therewith.

          (c) This First Amendment have been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' right generally and general principles of equity.

          (d) The execution, delivery and performance of this First Amendment will not violate any applicable provision of law or judgement, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which the Borrower is a party or by which the Borrower or the Borrower's properties is bound, nor result in the creation of any lien, charge or encumbrance upon any assets, of the Borrower except those liens permitted by or created under this First Amendment.

          (e) No approval, consent or authorization of , or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by the Borrower of this First Amendment.

          IN WITNESS WHEREOF, the undersigned has executed this officer's certificate this 11th day of February, 1998.

                              /s/ Duane D. Deaner
                              Duane D. Deaner
                              Chief Financial Officer